This AGREEMENT, dated as of the 1st day of June, 1996, by and among:

                  AMERICAN GAMING & ENTERTAINMENT, LTD.
                  a Delaware corporation with offices at
                  Suite 300, Yacht Club Drive
                  W. Atlantic City, New Jersey  08232
                  (hereinafter referred to as "AGEL"),
                  and

                  J. DOUGLAS WELLINGTON,
                  residing at
                  51 Beech Road
                  Glen Rock, New Jersey  07452
                  (hereinafter referred to as "WELLINGTON"),


                                   WITNESSETH:
                                   -----------


        WHEREAS,  AGEL is a public  corporation  engaged in the gaming business;
and

        WHEREAS, WELLINGTON currently serves as General Counsel, Secretary and Controller of AGEL; and

        WHEREAS, AGEL considers WELLINGTON's services to be important to the successful accomplishment of its objectives and desires to secure for itself the continued availability of his services; and

        WHEREAS, WELLINGTON is willing to make his services available to AGEL on the terms and conditions set forth herein;

        NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter entered into, and other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


                                  ARTICLE FIRST
                                  -------------

        The recital clauses set forth above shall be deemed as part of this Agreement as though set forth verbatim and at length herein.


                                 ARTICLE SECOND
                                 --------------

        AGEL agrees to and hereby employs WELLINGTON as General Counsel, Secretary and Controller of AGEL, and WELLINGTON agrees and accepts employment with AGEL, upon the terms and conditions hereinafter set forth.


                                  ARTICLE THIRD
                                  -------------

        The term of this Agreement shall commence on June 1, 1996, and, subject to the provisions of Article NINTH hereof, shall continue until May 31, 1998. Thereafter, this Agreement shall be renewed annually, unless otherwise terminated as hereinafter provided. If AGEL elects not to renew, it shall give one hundred twenty (120) days' notice prior to May 31, 1998.


                                 ARTICLE FOURTH
                                 --------------

         WELLINGTON shall exert his best efforts to the affairs of AGEL and its divisions. WELLINGTON's duties shall be to perform all functions generally appropriate to his position. In the performance of these duties, WELLINGTON shall make his principal office at Atlantic County, New Jersey.

        Travel shall be normal and customary in the Gaming Industry, unless agreed to by WELLINGTON.

        WELLINGTON shall be provided with adequate facilities and resources to carry out the terms of his employment.

        WELLINGTON shall be invited to all AGEL's Board of Directors' meetings during the term of this Agreement.

        WELLINGTON shall report directly to the President and Chief Executive Officer of AGEL.


                                  ARTICLE FIFTH
                                  -------------

        (A) For and in consideration of the performance by WELLINGTON of his duties to be rendered, AGEL agrees to pay WELLINGTON; an annual salary of ONE HUNDRED AND TWENTY-FIVE THOUSAND DOLLARS ($125,000.00), payable in accordance with AGEL's custom which currently is on a bi-weekly basis. In addition, as soon as administratively possible following the execution of this Agreement, WELLINGTON shall be paid a lump sum amount equal to the excess of (i) the cumulative salary payments that would have been paid to him from January 1, 1996 through May 31, 1996 had his salary during such period been $125,000, over (ii) the actual cumulative salary payments made to him for such period. All such amounts shall be subject to applicable tax withholdings.

        (B) WELLINGTON shall receive such annual bonuses (determined at the end of each calendar year and payable within thirty (30) days thereafter) as the Board of Directors of AGEL, in its discretion, deems appropriate.

        (C) WELLINGTON shall be granted 150,000 non-qualified stock options under AGEL's Stock Option Plan as soon as administratively possible following the execution of this Agreement. 75,000 of such options shall become exerciseable on January 1, 1997 and the remaining 75,000 of such options shall become exerciseable on January 1, 1998. In the event that WELLINGTON is no longer employed by AGEL, any of such options that are not exerciseable at such time shall be forfieted.

        (D) WELLINGTON shall be entitled to all employee fringe benefits currently provided to WELLINGTON by AGEL. In addition, Health Benefits for WELLINGTON will continue for an additional six (6) months after May 31, 1998 if employment is not renewed and WELLINGTON does not find additional employment with such coverage.


                                  ARTICLE SIXTH
                                  -------------

        WELLINGTON is authorized to incur reasonable expenses in the performance of his duties. Reimbursement, or direct payment to a creditor, as the case may be, shall be made by AGEL against bills and vouchers submitted to AGEL.


                                 ARTICLE SEVENTH
                                 ---------------

        WELLINGTON shall be entitled to three (3) weeks annual paid vacation as is currently the policy of AGEL at such times during the year as may be determined and agreed upon by WELLINGTON and AGEL's Board of Directors, so as to cause minimal interference with AGEL's operations.


                                 ARTICLE EIGHTH
                                 --------------

        AGEL shall indemnify WELLINGTON and hold him harmless for any acts or decisions made by him in good faith while performing services for AGEL, and AGEL shall use its best efforts to obtain coverage for him under any insurance policy now in force or hereinafter obtained during the term of this Agreement covering the other officers and directors of AGEL against lawsuit. AGEL will pay all expenses including attorneys fees, actually and necessarily incurred by WELLINGTON in connection with the defense of such act, suit or proceeding and in connection with any appeal thereon, including the cost of court settlement. Subject to the terms of any applicable insurance policy, AGEL shall confer with WELLINGTON regarding the selection of counsel in defense of any such suit or proceeding.


                                  ARTICLE NINTH
                                  -------------

        This Agreement shall terminate upon the occurrence of one of the following causes:

                  (A)   WELLINGTON's Death.

                  (B)   Breach of this Agreement by either party.

                  (C)   By WELLINGTON on thirty (30) days' prior written notice.


                                  ARTICLE TENTH
                                  -------------

        WELLINGTON may not assign this Agreement or any of his rights or obligations hereunder to any person, firm or entity.


                                ARTICLE ELEVENTH
                                ----------------

        This Agreement may be executed in counterparts and each shall be deemed to be an original. This Agreement expresses the entire agreement between the parties and may not be changed or modified except in writing executed by all of the parties. This instrument represents the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof.


                                 ARTICLE TWELFTH
                                 ---------------

        All matters pertaining to the validity, construction, and effect of this Agreement shall be governed by the laws of the State of New Jersey. In the event any provisions of this Agreement are in contravention of any statute or law of New Jersey, said provision shall be null and void but shall not affect any provisions in this Agreement.


                               ARTICLE THIRTEENTH
                               ------------------

        When and if notice is required by any of the Articles of this Agreement, such notice shall be written notice, by certified mail, return receipt requested, addressed to the party at the address shown above, or at the party's last known address.


                               ARTICLE FOURTEENTH
                               ------------------

        The parties further agree that no waiver or modification of this Agreement, or of any covenant, condition, or limitation herein contained, shall be valid unless in writing and duly executed by the parties to be charged therewith.


                                ARTICLE FIFTEENTH
                                -----------------

        In all references to any parties, persons, entities, or corporations, the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text of this Agreement may require.


                                ARTICLE SIXTEENTH
                                -----------------

        This Agreement shall be binding not only upon the parties hereto, but also upon their heirs, executors, administrators, successors or assigns; and the parties hereby agree for themselves and their heirs, executors, administrators or assigns, to execute any instruments and to perform any acts which may be necessary or proper to carry out the purposes of this agreement.

        IN WITNESS WHEREOF, the parties hereto have hereunto interchangeably set their hand and seals, and caused this agreement to be signed by its proper corporate officers and the corporate seal affixed the day and year first above written.


                          AMERICAN GAMING & ENTERTAINMENT, LTD.



                          By:    /s/ Paul Patrizio
                                 ---------------------------------------------
                          It's:  Director - Chairman of Compensation Committee





                          /s/ J. Douglas Wellington
                          --------------------------
                          J. DOUGLAS WELLINGTON